PRESS RELEASE February 28, 2013	For Immediate Release Contact: Shannon Zimmerman Chief Executive Officer/Chief Financial Officer email: szimmerman@sajan.com phone: 715-426-9505

Sajan, Inc. Announces Financial Results for

Fourth Quarter and Full Year 2012

RIVER FALLS, WI- February 28, 2013- Sajan, Inc., (SAJA.OB) a provider of global language services and translation management software, today reported financial results for the quarter and fiscal year ended December 31, 2012.

Revenues for the quarter ended December 31, 2012 were $5.2 million, which represented a slight increase of 2% over revenues for the quarter ended December 31, 2011 of $5.1 million. The Company reported a net loss for the fourth quarter of 2012 of approximately $39,000, or $0.00 per share, compared to net income of approximately $226,000, or $0.01 per share, for the same quarter last year. Financial results included non-cash expense related to stock options of approximately $57,000, or $0.00 per share, in the three months ended December 31, 2012 compared to approximately $59,000, or $0.00 per share, in the three months ended December 31, 2011.

Revenues for the year ended December 31, 2012 were $20.5 million, which represented a decrease of 2% from revenues for the same period in 2011 of $20.9 million. Net loss for the year ended December 31, 2012 was approximately $1,000,000, or $0.07 per share, compared to net income of approximately $67,000, or $0.01 per share, for the same period last year. Financial results for the year included non-cash expense related to stock options of approximately $179,000, or $0.02 per share, in the year ended December 31, 2012 compared to approximately $221,000, or $0.01 per share, in the year ended December 31, 2011.

The results for the fourth quarter and year ended December 31, 2011 included a gain on the sale of patents of approximately $550,000 and approximately $95,000 of non-recurring costs associated with our acquisition and integration of New Global.

“Sajan has enjoyed very nice annual growth for many years until the first quarter of 2012 which started with some unforeseen challenges and a Q1 loss.  I could not be happier with our team's ability to grow positive adjusted EBITDA each quarter thereafter and close the year with positive adjusted EBITDA of $306,000 for the fourth quarter of fiscal 2012 and $109,000 for full fiscal 2012.  Based on our progress we have a very optimistic outlook for the year ahead," noted Sajan CEO Shannon Zimmerman. See the Non-GAAP Financial Measures section below for detail on the calculation of Adjusted EBITDA.

	Three Months Ended		Twelve Months Ended
Adjusted EBITDA	December 31,	December 31	December 31,	December 31
	2012	2011	2012	2011

Net loss	$(39,000)	$226,000	$(1,052,000)	$67,000
Interest expense	28,000	18,000	99,000	73,000
Income taxes	24,000	12,000	58,000	12,000
Depreciation and amortization	236,000	195,000	825,000	748,000
Stock-based compensation	57,000	59,000	179,000	242,000
Adjusted EBITDA	$306,000	$510,000	$109,000	$1,142,000

Conference Call Details

The company's investors will have the opportunity to listen to management's discussion of its business operations, financial results and growth strategies on a conference call at 10:30 a.m. (Central time) on February 28, 2013. The company invites all those interested to join the call by dialing 1-888-469-1336 and entering access code 7540313.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call and until 11:59 p.m. CT on March 8, 2013 by dialing 1-866-431-2792.

About Sajan

Sajan is a leading provider of global language translation and localization services, helping clients around the world expand seamlessly into any global market.  The foundation of our solution is our industry leading language translation management system technology – GCMSTM  – which provides process automation and innovative multilingual content reuse to provide schedule predictability, higher quality and cost efficiencies to our clients. By working closely with our clients, Sajan’s experienced team of localization professionals develop tailored solutions which provide flexibility to any large or small business who truly desire to “think globally, but act locally.” Based out of the United States, we also have offices in Ireland, Spain and Singapore. Sajan is publicly traded under the symbol SAJA. Learn more about Sajan at www.sajan.com.

Non-GAAP Financial Measure

We calculate Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adding interest expense, income taxes, depreciation and amortization, and stock-based compensation. We believe that this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Our management uses this non-GAAP measure to compare our performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes. This measure is used in monthly financial reports prepared for management and our board of directors. We believe that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other companies, many of which present similar non-GAAP financial measures to investors.

Our management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our consolidated financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expenses and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. The Company's Annual Report on Form 10-K, its Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission, the Company's press releases and oral statements made with the approval of an authorized executive officer, contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. The words "aim," "believe," "expect," "anticipate," "intend," "estimate" and other expressions that indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 30, 2012, under the heading "Item 1A. Risk Factors".  The Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Sajan, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

	Three months ended December 31,		Year ended December 31,
	2012	2011	2012	2011
Revenues	$5,179,557	$5,087,868	$20,511,176	$20,904,311
Operating Costs:
Cost of revenues (exclusive of depreciation and amortization)	3,351,900	3,116,819	13,298,987	12,467,302
Sales and marketing	601,293	636,601	2,415,436	2,545,309
Research and development	145,259	386,815	1,093,582	1,622,564
General and administrative	913,666	1,054,057	3,837,265	3,944,530
Depreciation and amortization	236,011	194,719	825,092	747,672
Loss from Operations	-68,572	-301,144	-959,186	-423,066
Other income (expense), net	53,261	538,671	-35,625	502,053
	-15,311	237,527	-994,811	78,987
Income (loss) before income taxes
Income tax expense	-23,928	-12,000	-57,503	-12,000
Net income (loss)	$-39,239	$225,527	$-1,052,314	$66,987
Income (loss) per common share – basic & diluted	$0.00	$0.01	$-0.06	$0.00
Weighted average shares outstanding – basic	16,255,546	16,144,944	16,201,587	16,051,529
Weighted average shares outstanding – diluted	16,255,546	16,434,755	16,201,587	16,341,340

Sajan, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$892,939	$1,763,249
Accounts receivables, net of allowance of $15,000	3,192,337	3,501,898
Unbilled revenue	1,015,429	823,617
Other current assets	492,854	469,974
Total current assets	5,593,559	6,558,738
Property and equipment, net	805,284	758,440
Other assets, net	897,534	1,100,614
Total assets	$7,296,377	$8,417,792
Liabilities and Stockholders' Equity
Current liabilities
Payables	$2,501,772	$2,507,490
Note payable - related party	750,000	750,000
Line of credit	400,000	0
Other current liabilities	1,434,229	1,366,333
Total current liabilities	5,086,001	4,623,823
Long-term liabilities	7,549	788,528
Total liabilities	5,093,550	5,412,351
Stockholders' equity	2,202,827	3,005,441
Total liabilities and stockholders' equity	$7,296,377	$8,417,792